UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford

Houston, Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ConocoPhillips held its annual stockholders meeting on May 9, 2012. A brief description of each proposal and the voting results are summarized below.

A Company proposal to elect 9 directors:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Richard L. Armitage	845,758,358	36,325,745	2,921,055	196,357,925
Richard H. Auchinleck	846,416,528	35,602,116	2,986,514	196,357,925
James E. Copeland, Jr.	842,914,182	39,094,696	2,996,280	196,357,925
Ryan M. Lance	858,229,188	24,201,041	2,574,929	196,357,925
Mohd. H. Marican	864,637,712	17,074,861	3,292,585	196,357,925
Robert A. Niblock	840,684,165	41,226,340	3,094,653	196,357,925
Harald J. Norvik	841,011,810	41,068,696	2,924,652	196,357,925
William K. Reilly	841,468,996	40,287,018	3,249,144	196,357,925
William E. Wade, Jr.	775,378,548	106,442,363	3,184,247	196,357,925

A Company proposal to ratify the appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm for 2012:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Ratification of Appointment of Ernst & Young LLP as ConocoPhillips’ Independent Registered Public Accounting Firm	975,105,397	103,999,069	2,258,617	—

A Company proposal for stockholders to provide an advisory approval of the compensation of our Named Executive Officers:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Advisory Approval of the Compensation of our Named Executive Officers	708,776,870	171,094,803	5,133,485	196,357,925

Stockholder proposals relating to the following matters:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Company Environmental Policy (Louisiana Wetlands)	48,753,801	723,719,959	112,531,398	196,357,925
Accident Risk Mitigation	61,671,382	706,578,985	116,754,791	196,357,925
Report on Grassroots Lobbying Expenditures	195,801,453	584,169,681	105,034,024	196,357,925
Greenhouse Gas Reduction Targets	201,293,573	543,431,482	140,220,356	196,357,925
Gender Expression Non-Discrimination	229,325,219	507,099,963	148,520,229	196,357,925

All 9 nominated directors were elected and the appointment of the independent auditors was ratified. The compensation of the Company’s named executive officers in 2011 was approved and the five stockholder proposals presented were not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

May 14, 2012	/s/ Janet Langford Kelly
Janet Langford Kelly
Senior Vice President, Legal,
General Counsel and Corporate Secretary